Exhibit 10.2

AGREEMENT OF RECIPROCAL AND IRREVOCABLE PROMISE
FOR PURCHASE AND SALE OF PROPERTY-

     THIS AGREEMENT is entered into this 29 day of February, 2008, by and between FINCA SAVILA, SOCIEDAD ANÓNIMA, corporate I.D. number three-one hundred and one-one hundred four thousand nine hundred and sixty-seven, represented herein by its President with sufficient faculties for this act, Mr. CARLTON TURNER, of legal age, married, entrepreneur, resident of Texas, United States of America, United States national, social security number *********, who does not use a second last name because that is what is customary in his country of origin, legal capacity recorded in the Commercial Section of the Public Registry to volume nine hundred and thirty-four, folio two hundred and sixty-four, entry three hundred and sixty-eight, hereinafter for the effects herein he will be referred to as "FINCA SÁVILA" (hereinafter and for all legal purposes of this Agreement referred to as the SELLER); and SANTA LUISA CATALANA SLCAT, SOCIEDAD ANONIMA, corporate I.D. number three-one hundred and one-three hundred eighty six thousand seven hundred and eighty five, represented herein by its President with sufficient faculties for this act, Mr. FERNANDO GONZALEZ BOLAÑOS, of legal age, married, Chemical Engineer, with ID card number 2-415-984, (hereinafter and for all legal purposes of this Agreement referred to as the PURCHASER);

WITNESSETH:

WHEREAS, SELLER is the owner of certain real property located in Liberia, Province of Guanacaste, registration numbers 22544-000, 27909A-000 and 27369, which measures jointly according to the Property Registry approximately 663,454 square meters (hereinafter and for all legal purposes of this Agreement referred to as the PROPERTY);

WHEREAS, SELLER desires to allow PURCHASER of the PROPERTY to purchase it via this contract. Hence, the PURCHASER hereby states his interest in purchasing the PROPERTY, all for the price and pursuant to the terms, conditions, and provisions hereinafter set forth; and;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, expressing their firm conviction to be legally bound, do hereby represent, warrant, covenant and agree, as follows:

FIRST: SELLER hereby grants an exclusive Purchase and Sale Option on the PROPERTY in favor of the PURCHASER and the PURCHASER hereby accepts it. SELLER hereby warrants and represents that the PROPERTY will not be offered or sold as long as this Agreement is standing. The SELLER finally warrants that upon the terms and provisions and subject to the conditions hereof and upon the representations and warranties herein made, he shall validly transfer, sell, assign and convey to PURCHASER free, clear, marketable and insurable title to the PROPERTY.

SECOND: The selling price of the PROPERTY is the total amount of $1,641,346.00 dollars legal tender of the United States of America. The purchase price shall be paid to SELLER without any deductions, as follows:
a)	US$50,000.00 paid no later than March 4th, 2008.
b)	$450,000.00 paid no later than March 15th, 2008.
c)	The amount required to cancel the loan with Bancrédito, for approximately $459,000.00 no later than March 25th, 2008.
d)

The outstanding balance to be paid on or before March 25, 2008 (the "closing date"). With this last payment the public deed will be executed between SELLER AND PURCHASER and the PROPERTY will therefore be transferred to the PURCHASER or his assignee.

THIRD: The term of this Agreement shall be until March 25, 2008.

FOURTH: If PURCHASER fails to make any of the payments of this Purchase and Sale Option Agreement and there has been no breach on behalf of the SELLER (as to the warrants and representations made hereby SELLER throughout this Agreement), all the amounts paid shall be kept by SELLER as a non-refundable compensation for the damages and losses caused by the non-compliance of PURCHASER, without any need to obtain final verdict on that regard. This will be PURCHASER'S only penalty in case of non-compliance.

FIFTH: The PROPERTY shall be maintained in the same condition it is as of this date, except for ordinary wear and tear.

SIXTH: SELLER does hereby warrant irrevocably to PURCHASER that the PROPERTY to be transferred is entirely free of liens, encumbrances, registered or unregistered mortgages, annotations, liabilities or any other type of obligations, leases, third party occupations, that there are no administrative and/or judicial claims of any nature over them, and that the real estate and municipal taxes, as well as all other management fees and bills such as water and electricity bills (if applicable) up to date, and on closing date will show all the corresponding receipts. The mortgage and pledge on the equipment with Bancredito shall be cancel as indicated in Article 2.c) above. The properties are transferred with the following liens (conditions, servitudes, restrictions) as of today shown in the National Registry ____________

SEVENTH: The SELLER will have to liquidate and terminate, as well as pay all severances to the employees hired (if applicable) on closing date. Therefore PURCHASER will have no responsibility and will not be liable of any labor claims filed by the employees, and SELLER hereby warrants and represents that it will hold PURCHASER harmless and will be the only one severally liable for the above. SELLER also guarantees that on closing date the employees will leave the PROPERTY peacefully (if applicable); failure to do so will give PURCHASER the option to terminate and rescind this Agreement without any further obligation to SELLER, and will be returned all monies paid so far.

EIGHTH: This Purchase and Sale Option Agreement is assignable by PURCHASER only with the previous authorizartion of the SELLER. PURCHASER shall indicate to the Notary Public that will grant the transfer deed of the PROPERTY (of PURCHASER'S exclusive choosing) the name of the person or entity that will hold the registered title of the PROPERTY.

NINTH: The PURCHASER will not be able to occupy the PROPERTY before the transfer deed is executed, though will be able and authorized to conduct the studies he deems necessary and will therefore have complete access to the PROPERTY. SELLER irrevocably warrants, represents and guarantees that the PURCHASER will have a peaceful and perfect ownership and title over the PROPERTY, and therefore is obliged to warranty indemnification and title in case of eviction (dispossession) or hidden or latent defects.

TENTH: Breach of Contract: Nonfulfillment by one of the Parties of any of the obligations assumed by means of this Sale and Purchase Agreement, will give the other party the right to request the termination of the Contract along with the respective indemnification of all damages and losses of its forceful compliance, all in accordance with what is established in Articles Six Hundred Ninety Two and following of the Civil Code.

ELEVENTH: All legal and notary fees, transfer taxes, duties and stamps required for the PROPERTY transfer, will be paid by the PURCHASER. There are no commission agents involved in this transaction.

TWELFTH: The parties hereto represent and warrant that they have sufficient power and authority to subscribe this Agreement. The parties also state that the covenants and undertakings hereunder acquired are true and valid.

THIRTEENTH ARBITRATION: Given the desire to solve disputes in an expedite and just manner, the parties voluntarily agree that all controversies or differences that may derive from this Agreement, its execution, performance, application, interpretation or liquidation that cannot be resolved by negotiation in a three calendar day period will be submitted to the following procedures:

1.- First, to a conciliation procedure in accordance with the By-laws of the Conciliation and Arbitration Center of the Costa Rican Chamber of Commerce, which may not take more than two calendar days;

2.- If the conflict still exists, either totally or in part, the parties agree to submit it to arbitration in accordance with the above-mentioned By-law, to which the contracting parties submit to unconditionally. The Arbitration Court will be made up of three arbitrators, one appointed by each of the parties and the third one will be appointed by both arbitrators. Said procedures will take place in the Conciliation and Arbitration Center of the Costa Rican Chamber of Commerce in accordance with law number 7727 Alternative Resolution of Conflicts and Promotion of Social Peace, as well as with the above-mentioned By-laws.

As to the fees that of the conciliators or of the Costa Rican Chamber of Commerce in the conciliation, they will be paid by both parties in equal parts whether a settlement is reached or not. Each party will have to pay for their own attorney fees.

In case of arbitration, each party will pay for their own fees and expenses during the procedure and the losing party will repay those amounts to the winning party in the term that the arbitrator(s) determine.

FOURTEENTH: MISCELLANEOUS:

a) Notarization of this Contract: The parties are free to notarize this Agreement and/or to authenticate its date and signatures, without being required to give prior notice to the other parties.

b) Amendment: Any and all agreements by the Parties to amend, change, extend, review or discharge this Agreement, in whole or in part, shall be binding on the parties, so long as such agreements have been made in writing and executed jointly by all the parties.

c) Entire Agreement: This Agreement constitutes and expresses the entire agreement of the parties as to all the matters herein referred to. All previous discussions, promises, representations and understandings relative thereto among the Parties are thus inapplicable.

d) If any term, provision, covenant, or condition of this Agreement is held by a Costa Rica court of competent jurisdiction to be invalid, void, or unenforceable, the rest of the agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

e) Notices: Service of any legal or administrative notice or summons, as well as any other communications required or permitted to be given hereunder shall be in writing and shall be delivered in the main offices of each of the parties hereof, as follows:

I-) SELLER:

II-) PURCHASER:

FIFTEENTH: This Agreement may be executed by and delivered to each of the parties on separate counterparts (including execution and delivery by facsimile transmission), each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year above written.
For and on behalf of SELLER:	For and on behalf of PURCHASER: